CERTIFICATE OF INCORPORATION

                                       OF

                                 GAF NEWCO INC.

            THE UNDERSIGNED, being a natural person for the purposes of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

            FIRST:  The name of the Corporation is GAF Newco Inc.

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

            THIRD: The purpose of the Corporation is to engage in any lawful act
or  activity  for  which   corporations  may  be  organized  under  the  General
Corporation Law of the State of Delaware, as from time to time amended.

            FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000, all of which shares shall be Common Stock having a par value of $.001.

            FIFTH: The name and mailing address of the incorporator is Shelley
A. Sorkin, c/o ISP Management Company, Inc., 1361 Alps Road, Wayne, New Jersey 07470.

            SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in these articles of incorporation, By-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any By-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

            SEVENTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, office, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

            IN  WITNESS   WHEREOF,   the  undersigned  has  duly  executed  this
Certificate of Incorporation on this 31st day of January 1994.



                                                /s/ Shelley A. Sorkin
                                                -----------------------------
                                                Shelley A. Sorkin
                                                Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 GAF NEWCO INC.
                         ADOPTED IN ACCORDANCE WITH THE
                        PROVISIONS OF SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW

            It is hereby certified that:

            1. The present name of the corporation (the "Corporation") is GAF Newco Inc.

            2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 31, 1994.

            3. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

            "The name of the Corporation is Building Materials Corporation of America."

            4. The foregoing amendment was declared advisable by a resolution duly adopted by unanimous written consent of the directors of the Corporation dated February 18, 1994 and was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the affirmative vote of the sole stockholder of the Corporation.

            IN WITNESS WHEREOF, the undersigned have executed this certificate as of February 22, 1994.



                                                 GAF Newco Inc.

                                                 By:   /s/ Mark A. Buckstein
                                                       -------------------------
                                                       Mark A. Buckstein
                                                       Executive Vice President


Attest:


/s/ Elisa D. Garcia C.
------------------------------
Elisa D. Garcia C.
Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                    BUILDING MATERIALS CORPORATION OF AMERICA


                         (Pursuant to Section 242 of the
                      General Corporation Law of Delaware)
                      ------------------------------------


            Building Materials Corporation of America, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:
            1. The Certificate of Incorporation of the Corporation (the "Certificate") was filed with the Secretary of State of Delaware on January 31, 1994. The Corporation was formerly known as GAF Newco Inc.
            2. Article FOURTH of the Certificate is hereby amended to read in its entirety as follows:
                  FOURTH:  The total  number of shares of all  classes  of stock which the Corporation shall have authority to issue is One Million One Hundred Thousand (1,100,000) shares, consisting of:

                        (a) One Million  Fifty  Thousand  (1,050,000)  shares of
                  Common Stock, par value $.001 (hereinafter referred to as "Common Stock"); and

                        (b) Fifty Thousand  (50,000) shares of Preferred  Stock,
                  par value $.01 (hereinafter referred to as "Preferred Stock").

                  A. PREFERRED STOCK: Shares of Preferred Stock may be issued from time to time in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph C of this Article FOURTH, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                        (a) The  distinctive  designation  of, and the number of
                  shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                        (b) The  rate and  times at  which,  and the  terms  and
                  conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

                        (c) The right, if any, of the holders of Preferred Stock
                  of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                        (d) Whether or not Preferred  Stock of such series shall
                  be subject to redemption, and the redemption price or prices, including, without limitation, cash, property, or rights (including securities of the Corporation or any other corporation), and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

                        (e) The  rights,  if any,  of the  holders of  Preferred
                  Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

                        (f) The  terms  of the  sinking  fund or  redemption  or
                  purchase account, to be provided for the Preferred Stock of such series; and

                        (g) The voting  powers,  if any,  of the holders of such
                  series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

                        B.    COMMON STOCK

                              1. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                              2. After  distribution in full of the preferential
            amount, if any (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Common Stock, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with Paragraph A of this Article FOURTH), shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

                              3. Except as may  otherwise  be required by law or
            by the provisions of such resolutions as may be adopted by the Board of Directors pursuant to Paragraph A of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

                  C.    OTHER PROVISIONS:

                              1. No holder of any of the  shares of any class or
            series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to a resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                              2. The relative powers,  preferences and rights of
            each series of preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article FOURTH, and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Paragraph A of this Article FOURTH that the consent of the holders of a majority (of such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

                              3. Subject to the provisions of sub-paragraph 2 of
            this Paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                              4. Shares of Common  Stock may be issued from time
            to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                              5. The authorized amount of shares of Common Stock
            and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

            3. The foregoing Amendment to the Certificate was duly adopted in accordance with Section 242 of the General Corporation Law of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officers this 26th day of August, 1996.


                                    By: /s/ James P. Rogers
                                        --------------------------------
                                        James P. Rogers
                                        Senior Vice President


                                Attest: /s/ Richard A. Weinberg
                                        --------------------------------
                                        Richard A. Weinberg
                                        Secretary

                           CERTIFICATE OF DESIGNATIONS
                  OF BUILDING MATERIALS CORPORATION OF AMERICA

                            -----------------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                            -----------------------




            We, the undersigned, Senior Vice President and Secretary, respectively, of Building Materials Corporation of America (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), in accordance with the provisions of Section 151 thereof, do hereby certify that the Board of Directors of the Corporation duly adopted the following resolutions by unanimous consent dated as of August 15, 1996:

            RESOLVED,  that,  pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issuance of a series of Series A Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share, and hereby fixes the designation, dividend rate, redemption provisions, voting powers, rights on liquidation, dissolution or winding up, and other preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, as follows:

            1. Designation. The Preferred Stock created and authorized hereby shall be designated as the "Series A Cumulative Redeemable Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 50,000. The liquidation preference of the Series A Preferred Stock shall be $100 per share (the "Liquidation Preference").

            2.    Dividends.

                  (a) Each holder of a share of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Corporation legally available therefor pursuant to the General Corporation Law (the "Legally Available Funds"), cumulative cash dividend payments of $2.00 per share for each full Quarterly Dividend Period (as defined in Section 2(f) hereof) that such share of Series A preferred Stock is outstanding; provided, if a share of Series A Preferred Stock is not outstanding for a full Quarterly Dividend Period, the dividend payment per share in respect of such partial Quarterly Dividend Period shall be equal to $2.00 multiplied by a fraction, the number of which is the number of days such share was outstanding (but not more than 30 days for any calendar month fully occurring in such portion), and the denominator of which is 90. Such dividends, if and to the extent declared, shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a "Dividend Payment Date"); provided that if any such date is not a Business Day (as defined in Section 2(f) hereof), then the applicable dividend shall be payable, if and to the extend declared, on the next succeeding Business Day. Such dividends shall be fully cumulative.

                  (b) Dividends shall accrue (whether or not declared or paid) on each share of Series A Preferred Stock from the date on which such share is issued.

                  (c) Quarterly dividends, if and to the extent declared, shall be paid to the holders of record of shares of Series A Preferred Stock as they appear on the stock register of the Corporation on the record date therefor, which record date shall be the December 15, March 15, June 15 and September 15 immediately preceding the Dividend Payment Date relating thereto.

                  (d) If dividends are not paid in full, or not declared in full and sums set apart for the payment thereof, on the Series A Preferred Stock and any Capital Stock (as defined in Section 2(f) hereof) of the Corporation ranking on a parity with the Series A Preferred Stock as to the payment of dividends, all dividends declared upon shares of Series A Preferred Stock and shares of such other stock shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series A Preferred Stock and such other stock shall bear to each other the same ratio that accumulated, unpaid dividends per share on the Series A Preferred Stock and such other stock shall bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series A Preferred

Stock have been paid or declared in full and sums set aside for the payment thereof, no dividends shall be declared or paid or set aside for payment, or other distribution made, on any Capital Stock of the Corporation ranking on a parity with or junior to the Series A Preferred Stock as to the payment of dividends, nor shall any such stock be purchased, redeemed or otherwise acquired, except as provided in Section 2(e) hereof, for any consideration (or any payment made to or available for a sinking fund for the redemption of any such stock).

                  (e) Except as provided in Section 2(d) hereof, the Corporation may not pay cash dividends or make cash distributions on, or repurchase, redeem or otherwise acquire (except in exchange for shares of Capital Stock ranking junior to the Series A Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation or options, rights or warrants to acquire such shares) any of its Capital Stock other than Capital Stock ranking senior to the Series A Preferred Stock as to the payment of dividends, if, at such date, there are accumulated, unpaid dividends on the Series A Preferred Stock; provided that the Corporation may purchase outstanding shares of Common Stock and Series A Preferred Stock from the holders thereof in accordance with the terms and conditions of the Option Agreements (as defined in Section 2(f)).

                  (f) The following terms shall have the meanings set forth below:

            "Book Value" shall mean, as of any date of determination, (x) shareholder's equity of the Corporation as of that date determined in accordance with generally accepted accounting principles, but adding back (A) the charge to shareholder's equity relating to the assumption by the Corporation of certain asbestos-related liabilities of GAF Building Materials Corporation in connection with the Corporation's formation, (B) the reduction in shareholder's equity resulting from purchases of the capital stock of GAF Corporation ("GAF") by persons who participated in promoting the management buy-out of GAF in March 1989 (the "Acquisition") (predecessor cost basis adjustment) and (C) any amounts reflecting the liquidation preferences of any outstanding preferred stock of the Corporation and excluding, to the extent occurring after December 31, 1995, (1) nonrecurring non-operating losses and charges to stockholder's equity and nonrecurring non-operating gains and increases in stockholder's equity, including any further charge relating to asbestos-related liabilities and any increase in stockholder's equity attributable to a public offering of capital stock of the Corporation, (2) net gains or losses in respect of dispositions of assets by the Corporation other than in the ordinary course of business, and (3) any charges relating to amortization of goodwill and other intangibles arising from the Acquisition divided by (y) 1,000,000. Any adjustments to Book Value shall include the tax effects, if any, associated therewith. If the Series A Preferred Stock or Common Stock are converted or exchanged for other securities or property pursuant to a recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction, or if a sale of all or substantially all of the Common Stock of the Corporation shall occur or be pending, Book Value shall be modified by the Board of Directors in such manner as is reasonable under the circumstances. All determinations by the Board of Directors hereunder shall be made in good faith and shall be binding and conclusive.

            "Business Day" means any day other than a Saturday, a Sunday or any other day on which commercial banking institutions in the City of New York are authorized by law to be closed.

            "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of equity interests in such person.

            "Common Stock" means the Corporation's common stock, par value $.001 per share, and any securities or property into which the Corporation's Common Stock may be converted or exchange pursuant to a recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction.

            "Corporation" means the party named as such in the preamble to this Certificate.

            "Option Agreements" means option agreements between the Corporation and employees of the Corporation or U.S. Intec, Inc. relating to the Series A Preferred Stock.

            "person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

            "Quarterly Dividend Period" means the applicable period from January 1, through the next March 31, from April 1 through the next June 30, from July 1 through the next September 30 or from October 1 through the next December 31.

            3.    Redemption.

                  (a) The Series A Preferred Stock shall be redeemable, at any time in whole or from time to time in part, out of Legally Available Funds, at the option of the Corporation, upon giving notice as provided in Section 3(b) hereof, at the Liquidation Preference thereof plus accumulated but unpaid dividends to the date of redemption.

                  (b) At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the Series A Preferred Stock pursuant to Section 3(a) hereof (each a "Redemption Date"), written notice of such redemption shall be mailed to each holder of record of shares of Series A Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his mailing address as shown on the records of the Corporation; provided, however, that no failure of any holder of Series A Preferred Stock to receive such notice nor any defect therein shall affect the validity of the proceeding for the redemption of the shares of Series A Preferred Stock, to be redeemed. Each such notice shall state (i) the Redemption Date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the cash redemption price being paid; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the Redemption Date. On or after the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case fewer than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof, without interest, upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the written consent of the Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                  (c) If fewer than all of the shares of Series A Preferred Stock are to be redeemed, the Board of Directors of the Corporation shall select the shares to be redeemed on such basis as the Board of Directors shall determine in its sole discretion. The Board of Directors shall not be required to redeem shares of Series A Preferred Stock on a pro rata basis. The Board of Directors may elect to redeem shares of Series A Preferred Stock held by one holder or group of holders and elect not to redeem shares of Series A Preferred Stock held by other holders. Regardless of the method used, the calculation of the number of shares to be redeemed shall be based upon whole shares, such that the Corporation shall in no event be required to issue fractional shares of Series A Preferred Stock or cash in lieu thereof. In the event a method requiring proration is used, the number of shares to be redeemed from a holder shall be rounded downward to the nearest whole number of shares. The holders of Series A Preferred Stock shall have no right to request the Corporation to redeem such shares at any time, and the Corporation shall have no obligation to honor any such request if made.

            4. Voting Rights. The holders of Series A Preferred Stock shall be entitled to one vote for each share held on all matters to be voted on by the stockholders of the Corporation and shall vote together with the holders of Common Stock and the holders of any other class of stock entitled to vote in such manner. The holders of Series A Preferred Stock shall not, except as required by law, be entitled to vote as a separate class. Without limiting the generality of the preceding sentence, a class vote or the consent of the holders of the outstanding shares of Series A Preferred Stock as a separate class shall not be required in connection with: (i) the creation of any class or series of Capital Stock of the Corporation; (ii) any merger, consolidation or transfer of all or substantially all the assets of the Corporation or other transaction involving the Corporation and a third party in which the Corporation is the survivor or in which the Corporation is not the survivor and in which the Series A Preferred Stock shall
(a) remain outstanding as an equivalent security of the survivor with no adverse change to the powers, preferences or special rights provided for in this Certificate or (B) be redeemed for an amount per share equal to the Liquidation Preference plus accrued and unpaid dividends; or (iii) any increase in the total number of authorized or issued shares of Capital Stock of any class, including without limitation Series A Preferred Stock.

            5. Priority of Series A Preferred Stock in Event of Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, an amount per share in cash equal to the Liquidation Preference plus all dividends accrued and unpaid on each such share up to the date fixed for distribution before any distribution shall be made to the holders of any Capital Stock of the
Corporation   ranking  junior  to  the  Series  A  Preferred  Stock  as  to  the distribution of assets upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of Series A Preferred Stock and any Capital Stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock and such other stock of all preferential amounts payable to all such holders, then the assets thus distributable shall be distributed ratably among the holders of the Series A Preferred Stock and any Capital Stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. Except as otherwise provided in this
Section 5, holders of Series A

Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. For the purposes of this Section 5, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

            6.    Conversion.

                  (a) The holders of shares of Series A Preferred Stock shall have the right, at any time or from time to time, at their option, to convert all or any portion of such shares into shares of Common Stock on the following basis: Each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to 100 divided by 115% of Book Value as of December 31, 1995. The Corporation may, at its option, pay to any holder cash in lieu of any fractional share of Common Stock issuable upon conversion of shares of Series A preferred Stock.

                  (b) In the case of a redemption pursuant to Section 3 hereof of any shares of Series A Preferred Stock, the right of conversion under this
Section 6 shall cease and terminate, as to the shares to be redeemed, at the close of business on the second day preceding the date fixed for such redemption, unless default shall be made in the payment of the Redemption Price for the shares to be so redeemed.

                  (c) In order to convert shares of Series A Preferred Stock into shares of Common Stock pursuant to the right of conversion set forth in
Section 6(a), the holder thereof shall surrender the certificate or certificates representing Series A Preferred Stock, duly endorsed to the Corporation or in blank, at the principal office of the Corporation and shall give written notice the Corporation that such holder elects to convert the same. Within five business days, the Corporation shall deliver at said office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Shares of Series A Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series A Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                  (d) The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Corporation.

                  (e) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock at the time outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series A Preferred Stock in accordance with the provisions hereof, free from all taxes, liens, charges and security interests with respect to the issue thereof. The Corporation will, at its expense, use its best efforts to cause such shares to be listed (subject to issuance or notice of issuance) on all stock exchanges, if any, on which the Corporation's Common Stock may become listed.

            7. Cancellation of Reacquired Series A Preferred Stock. Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware)
have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf, this 26th day of August, 1996.


                              Building Materials Corporation of America

                             By: /s/ James P. Rogers
                                  ----------------------------------
                                  Senior Vice President
                                 James P. Rogers


ATTEST:

/s/ Richard A. Weinberg
--------------------------------------
Secretary, Richard A. Weinberg
(Corporate Seal)

                       AMENDED CERTIFICATE OF DESIGNATION
                                       OF
                    BUILDING MATERIALS CORPORATION OF AMERICA
                          CERTIFICATE OF DESIGNATION OF
                   SERIES A CUMULATIVE REDEEMABLE CONVERTIBLE
                    PREFERRED STOCK, PAR VALUE $.01 PER SHARE

                            ------------------------

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                            ------------------------

It is hereby certified that:

            FIRST: The name of the corporation (hereinafter called the

"Corporation") is Building Materials Corporation of America.

            SECOND: The Certificate of Incorporation of the Corporation was

filed with the Secretary of State of the State of Delaware on January 31, 1994.

The Corporation was formerly known as GAF Newco Inc.

            THIRD: The Certificate of Designations (the "Certificate of

Designations") of Series A Cumulative Redeemable Convertible Preferred Stock,

par value $.01 per share (the "Preferred Stock"), of the Corporation was filed with the Secretary of State of the State of Delaware on August 27, 1996.

            FOURTH: No shares of Preferred Stock have been issued.

            FIFTH: The Board of Directors of the Corporation has duly adopted the following resolution amending the Certificate of Designation, by unanimous consent dated as of December 19, 1996:

            RESOLVED, that pursuant to authority expressly granted to the Board of Directors by the Certificate of Incorporation, the definition of "Book Value" contained in Section 2(f) as the Certificate of Designation shall be amended to read as follows:

            "Book Value" shall mean, as of December 31, 1995, (x) the combined shareholder's equity of the Corporation and U.S. Intec, Inc. as of that date determined in accordance with generally accepted accounting principles and treating U.S. Intec Holdings as a wholly-owned subsidiary of the Corporation after December 31, 1996, but adding back (A) the charge to shareholder's equity relating to the assumption by the Corporation of certain asbestos-related liabilities of GAF Building Materials Corporation in connection with the Corporation's formation, (B) the reduction in shareholder's equity resulting from purchases of the capital stock of GAF Corporation ("GAF") by persons who participated in promoting the management buy-out of GAF in March 1989 (the "Acquisition") (predecessor cost basis adjustment) and (C) any amounts reflecting the liquidation preferences of any outstanding preferred stock of the Corporation and excluding, to the extent occurring after December 31, 1995, (1) non-recurring non-operating losses and charges to stockholder's equity and non-recurring non-operating gains and increases in stockholder's equity, including any further charge relating to asbestos-related liabilities and any increase in stockholder's equity attributable to a public offering of capital stock of the Corporation, (2) net gains or losses in respect of disposition of assets by the Corporation other than in the ordinary course of business, and (3) any charges relating to amortization of goodwill and other intangibles arising from the Acquisition divided by (y) 1,000,000. Any adjustments to Book Value shall include the tax effects, if any, associated therewith.



            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this 24th day of December 1996.



                                     BUILDING MATERIALS CORPORATION OF AMERICA

                                     By: /s/Richard A. Weinberg
                                         -------------------------------------
                                         Richard A. Weinberg
                                         Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                    BUILDING MATERIALS CORPORATION OF AMERICA
                         CERTIFICATE OF DESIGNATIONS OF
                   SERIES A CUMULATIVE REDEEMABLE CONVERTIBLE
                    PREFERRED STOCK, PAR VALUE $.01 PER SHARE

                  ---------------------------------------------

                  Adopted in accordance with the provisions of
                   Section 242 of the General Corporation Law
                            of the State of Delaware

                  ---------------------------------------------


It is hereby certified that:

      FIRST: The name of the corporation (hereinafter called the "Corporation") is Building Materials Corporation of America.

      SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 31, 1994.

      THIRD: The Certificate of Designations of Series A Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share (the "Certificate of Designations") of the Corporation was filed with the Secretary of State of the State of Delaware on August 27, 1996.

      FOURTH: The defined term "Book Value" contained in this Section 2(f) of the Certification of Designations has been amended by:

      (i) deleting the first sentence thereof and replacing it with the following new sentence:

      "`Book Value' shall mean, as of any date of determination, (x) the sum of
(i) shareholder's equity of the Corporation (of, in the case of Book Value as of December 31, 1995, the combined shareholder's equity of the Corporation and U.S. Intec, Inc.) as of that date determined in accordance with generally accepted accounting principles and treating U.S. Intec Holdings Inc. as a wholly-owned subsidiary of the Corporation after December 31, 1995 and (ii) the cumulative operating profit (or loss) of the Nashville, Tennessee fiberglass manufacturing facility (the "Nashville Facility") of GAF Fiberglass Corporation ("GAF

Fiberglass") during the period commencing January 1, 1997 through the date of determination, and adding back (A) the charge to shareholder's equity relating to the assumption by the Corporation of certain asbestos-related liabilities of GAF Building Materials Corporation in connection with the Corporation's formation, (B) the reduction in shareholder's equity resulting from purchases of the capital stock of GAF Corporation ("GAF") by persons who participated in promoting the management buy-out of GAF in March 1989 (the "Acquisition") (predecessor cost basis adjustment) and (C) any amounts reflecting the liquidation preferences of any outstanding preferred stock of the Corporation and excluding, to the extent occurring after December 31, 1995, (1) nonrecurring non-operating losses and nonrecurring non-operating gains, including any further charge relating to asbestos-related liabilities, (2) net gains or losses in respect of dispositions of assets by the Corporation other than in the ordinary course of business, and (3) any charges relating to amortization of goodwill and other intangibles arising from the Acquisition divided by (y) in the case of Book Value as of December 31, 1995, 1,000,000 and, in the case of all other calculations of Book Value, the number of shares of Common Stock of the Corporation outstanding on the date of determination."; and

         (ii) by adding the following phrases after the phrase "exchange or similar transaction," in the penultimate sentence thereof, "if GAF Fiberglass becomes a direct or indirect subsidiary of the Corporation, if the Corporation directly or indirectly acquires the Nashville Facility".

      FIFTH: Written consent to the adoption of this amendment to the Certificate of Designations has been given in accordance with Section 228 of the Delaware General Corporation Law.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by a duly authorized officer thereof on this 13th day of May 1997.



                                    /s/ Richard A. Weinberg
                                    -------------------------------------
                                    Name:    Richard A. Weinberg
                                    Title:   Senior Vice President
                                             and Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                    BUILDING MATERIALS CORPORATION OF AMERICA

                         (Pursuant to Section 242 of the
                      General Corporation Law of Delaware)
                      ------------------------------------


            Building Materials Corporation of America, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

            1. The Certificate of Incorporation of the Corporation (the

"Certificate") was filed with the Secretary of State of Delaware on January 31,

1994. The Corporation was formerly known as GAF Newco Inc.

            2. The first paragraph of Article FOURTH of the Certificate is hereby amended to read in its entirety as follows:


                  "The total  number of shares of all classes of stock which the
            Corporation shall have authority to issue is One Million One Hundred Fifty Thousand (1,150,000) shares, consisting of:

                        (a) One Million  Fifty  Thousand  (1,050,000)  shares of
                  Common Stock, par value $.001 (hereinafter referred to as "Common Stock"); and

                        (b) One Hundred  Thousand  (100,000) shares of Preferred
                  Stock, par value $.01

                  (hereinafter referred to as "Preferred Stock")."


            3. The foregoing Amendment to the Certificate was duly adopted in accordance with Section 242 of the General Corporation Law of Delaware.


            IN WITNESS WHEREOF, the Corporation has caused this Certificate of

Amendment to be executed by its duly authorized officers this 6th day of August,

1997.


                                    By: /s/ Richard A. Weinberg
                                        ----------------------------------
                                        Senior Vice President
                                        & Secretary


                                Attest: /s/ Barry Kerschner
                                        ----------------------------------
                                        Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                    BUILDING MATERIALS CORPORATION OF AMERICA
                         CERTIFICATE OF DESIGNATIONS OF
                   SERIES A CUMULATIVE REDEEMABLE CONVERTIBLE
                    PREFERRED STOCK, PAR VALUE $.01 PER SHARE

                              --------------------

                  Adopted in accordance with the provisions of
                   Section 242 of the General Corporation Law
                            of the State of Delaware

                              --------------------


It is hereby certified that:

            FIRST: The name of the corporation (hereinafter called the "Corporation") is Building Materials Corporation of America.

            SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 31, 1994.

            THIRD: The Certificate of Designations of Series A Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share (the "Certificate of Designations") of the Corporation was filed with the Secretary of State of the State of Delaware on August 27, 1996.

            FOURTH: Section 1 of the Certificate of Designations is hereby amended to read in its entirety as follows:

            "1. Designation. The Preferred Stock created and authorized hereby shall be designated as the "Series A Cumulative Redeemable Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 100,000. The liquidation preference of the Series A Preferred Stock shall be $100 per share (the "Liquidation Preference")."

            FIFTH: Written consent to the adoption of this amendment to the Certificate of designations has been given in accordance with Section 228 of the Delaware General Corporation Law.


            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by a duly authorized officer thereof on this 6th day of August, 1997.



                                             /s/ Richard A. Weinberg
                                             ---------------------------------
                                             Name:   Richard A. Weinberg
                                             Title:  Senior Vice President
                                                     and Secretary

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/10/1998
                                                          981090837 - 2374169


                            CERTIFICATE OF AMENDMENT
                                       OF
                    BUILDING MATERIALS CORPORATION OF AMERICA
                         CERTIFICATE OF DESIGNATIONS OF
                   SERIES A CUMULATIVE REDEEMABLE CONVERTIBLE
                    PREFERRED STOCK, PAR VALUE $.01 PER SHARE

                      -------------------------------------

                  Adopted in accordance with the provisions of
                   Section 242 of the General Corporation Law
                            of the State of Delaware

                      -------------------------------------

It is hereby certified that:

      FIRST: The name of the corporation (hereinafter called the "Corporation") is Building Materials Corporation of America.

      SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 31, 1994.

      THIRD: The Certificate of Designations of Series A Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share (the "Certificate of Designations") of the Corporation was filed with the Secretary of State of the State of Delaware on August 27, 1996.

      FOURTH: Section 2(a) of the Certificate of Designations has been amended to delete the phrase "$2.00 per share" from the fourth and eighth lines thereof and to replace it with the phrase "$1.50 per share".

      FIFTH: The defined term "Book Value" contained in Section 2(f) of the Certification of Designations has been amended by:

      (i) deleting the first two sentences thereof and replacing them with the following:

            "'Book Value' shall mean, as of any date of determination, (x) the sum of (i) the combined shareholder's equity of the Corporation and U.S. Intec, Inc. as of December 31, 1995 determined in accordance with generally accepted accounting principles, (ii) the cumulative consolidated net income or loss of the Corporation (treating U.S. Intec Holdings Inc. as a wholly-owned subsidiary of the corporation for all periods) for the period January 1, 1996 through the date of determination and (iii) the cumulative operating income (or loss), net of an amount equal to imputed income taxes on such operating income calculated at the same tax rate as is accrued as an expense by the Corporation in its income statement for the applicable period, of GAF Fiberglass Corporation ("GAF Fiberglass") for the period January 1, 1997 through the date of determination, and adding back (A) the charge to shareholder's equity relating to the assumption by the Corporation of certain asbestos-related liabilities of GAF Building Materials Corporation in connection with the Corporation's formation and (B) the reduction in shareholder's equity resulting from purchases of the capital stock of GAF Corporation ("GAF") by persons who participated in promoting the management buy-out of GAF in March 1989 (the "Acquisition") (predecessor cost basis adjustment), and excluding, to the extent occurring after




NYFS01...:\01\47201\0035\2011\CRT7308T.510

December 31, 1995, (1) nonrecurring non-operating losses and nonrecurring non-operating gains, including any further charge relating to asbestos-related liabilities, (2) net gains or losses in respect of dispositions of assets by the Corporation other than in the ordinary course of business, (3) any dividends or distributions paid to the holders of the Corporation's capital stock, (4) any capital contributions made to the Corporation by its stockholders, (5) any amounts received by the Corporation for shares of its capital stock (including from the exercise of options or warrants to purchase capital stock or from the conversion into capital stock of convertible debt or convertible preferred stock) and (6) any charges relating to amortization of goodwill and other intangibles arising from the Acquisition divided by (y) 1,000,010. There shall be deducted from Book Value an amount equal to a 15% per annum charge on the aggregate capital contributions made to the Corporation by its stockholders during the period commencing October 1, 1997, and ending with the date of determination (the "Period"), amounts received by the Corporation during the Period for shares of its capital stock and, to the extent not actually charged to the Corporation, on the outstanding principal amount of loans and other advances made to the Corporation by affiliates (excluding subsidiaries of the Corporation) during the Period. There shall be added to Book Value a 15% per annum credit on the aggregate dividends or distributions made by the Corporation to its stockholders during the Period and, to the extent not actually charged to the borrower, on the outstanding principal amount of loans and other advances made by the Corporation to affiliates (excluding subsidiaries of the Corporation) during the Period. Any adjustments to Book Value (including the 15% charge and credit referred to in the preceding two sentences) shall include the tax effects, if any, associated therewith."; and

      (ii) by adding the following at the end thereof:

            "The 'Nashville Facility' shall mean the Nashville, Tennessee manufacturing facility of GAF Fiberglass."

      FIFTH: Written consent to the adoption of this amendment to the Certificate of Designations has been given in accordance with Section 228 of the Delaware General Corporation Law.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by a duly authorized officer thereof on this 9th day of March 1998.



                            BUILDING MATERIALS CORPORATION OF AMERICA

                           By: /s/ Richard A. Weinberg
                                ---------------------------------------------
                                Name: Richard A. Weinberg
                                Title: Senior Vice President and Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                    BUILDING MATERIALS CORPORATION OF AMERICA

                         (PURSUANT TO SECTION 242 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE)

                      ------------------------------------

Building Materials Corporation of America, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:
            1. The Certificate of Incorporation (the "Certificate") was filed with the Secretary of State of Delaware on January 31, 1994. The Corporation was formerly known as GAF Newco Inc.

            2. Upon the filing (the "Effective Time") of this Amendment to the Certificate, pursuant to the Delaware General Corporation Law, each share of the Corporation's common stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock"), shall be reclassified as and changed into one validly issued, fully paid and non-assessable share of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), without any action by the holder thereof. At the Effective Time, each share certificate that theretofore represented shares of Old Common Stock shall





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
thereafter represent the reclassified shares of Class A Common Stock.

            3. Article FOURTH of the Certificate is hereby amended to read in its entirety as follows:

            "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Million, Five Hundred Thousand (1,500,000) shares, consisting of:

            (a) One Million, Four Hundred Thousand (1,400,000) shares of common stock, par value $.01 per share (hereinafter referred to as "Common Stock"), and which shares shall be divided into two classes, consisting of One Million, Three Hundred Thousand (1,300,000) shares of Class A Common Stock (hereinafter referred to as "Class A Common Stock") and One Hundred Thousand (100,000) shares of Class B Common Stock (hereinafter referred to as "Class B Common Stock"); and

            (b) One Hundred Thousand (100,000) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").

            A. PREFERRED STOCK: Shares of Preferred Stock may be issued from time to time in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph C of this Article FOURTH, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

            (a) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

            (b) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

            (c) the right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

            (d) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices, including, without limitation, cash, property, or rights (including securities of the Corporation or any other corporation), and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

            (e) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

            (f) The terms of the sinking fund or redemption or purchase account, to be provided for the Preferred Stock of such series; and

            (g) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

            B.    COMMON STOCK

                  1. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                  2. After distribution in full of the preferential amount, if any (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Common Stock, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with Paragraph A of the Article FOURTH), shall be entitled to receive, ratably in proportion to the number of shares of Common Stock held by them (and not ratably in proportion to the number of shares of each class of such Common Stock), all the remaining assets of the Corporation, tangible and intangible, of whatever kind, as are available for distribution to stockholders.

            C.    OTHER PROVISIONS:

                  1. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed pursuant to a resolution of the Board of Directors to such persons, firms, corporations or associates, whether such holders or others, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                  2. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article FOURTH, and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Paragraph A of this Article FOURTH that the consent of the holders of a majority (of such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

                  3. Subject to the provisions of subparagraph 2 of this paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                  4. Shares of Common Stock of either class may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                  5. The authorized amount of shares of Common Stock or of either class of Common Stock or of Preferred Stock, without a class or series vote, may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon."

            3. The foregoing Amendment to the Certificate was duly adopted in accordance with Section 242 of the General Corporation Law of Delaware by the affirmative vote of the Corporation's sole stockholder.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officers this fifteenth day of July, 1998.


                                        BUILDING MATERIALS
                                        CORPORATION OF AMERICA

                                        By: /s/ Richard A. Weinberg
                                           ---------------------------------
                                           Richard A. Weinberg
                                           Executive Vice President,
                                            Secretary and General Counsel

                            CERTIFICATE OF AMENDMENT
                                       OF
                    BUILDING MATERIALS CORPORATION OF AMERICA
                         CERTIFICATE OF DESIGNATIONS OF
                   SERIES A CUMULATIVE REDEEMABLE CONVERTIBLE
                    PREFERRED STOCK, PAR VALUE $.01 PER SHARE

                      -----------------------------------

                  ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF
                   SECTION 242 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

                      -----------------------------------


It is hereby certified that:

            FIRST: The name of the corporation (hereinafter called the "Corporation") is Building Materials Corporation of America.

            SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 31, 1994. The Corporation was formerly known as "GAF Newco Inc."

            THIRD: The Certificate of Designations (the "Certificate of Designations") of Series A Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation was filed with the Secretary of State of the State of Delaware on August 27, 1996.

            FOURTH: The defined term "Common Stock" in Section 2(f) of the Certificate of Designation shall be amended and restated to read in its entirety as follows:

            "'Common Stock' means the Corporation's Class A common stock, par value $.01 per share, and any securities or property into which the Common Stock may be converted or exchanged pursuant to a recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction."

            FIFTH: Written consent to the adoption of this amendment to the Certificate of Designations has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware.





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
            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this fifteenth day of July, 1998.


                                             BUILDING MATERIALS
                                             CORPORATION OF AMERICA

                                             By /s/ Richard A. Weinberg
                                                ------------------------------
                                                   Richard A. Weinberg
                                                   Executive Vice President,
                                                    Secretary and General
                                                    Counsel

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                    BUILDING MATERIALS CORPORATION OF AMERICA

                         (Pursuant to Section 242 of the
                      General Corporation Law of Delaware)


               Building   Materials   Corporation  of  America,   a  corporation
organized   and  existing   under  the  laws  of  the  State  of  Delaware  (the
"Corporation"),   does  hereby  certify  as  follows:

               1. The Certificate of Incorporation of the Corporation (the "Certificate") was filed with the Secretary of State of Delaware on January 31, 1994. The Corporation was formerly known as GAF Newco Inc.

               2. The first paragraph of Article FOURTH of the Certificate is hereby amended to read in its entirety as follows:

                      "The total  number of shares of all classes of stock which the Corporation shall have authority to issue is One Million Six Hundred Thousand (1,600,000) shares, consisting of:

                                    (a)  One  Million  Four   Hundred   Thousand
                           (1,400,000) shares of Common Stock, par value $.001 per share (hereinafter referred to as "Common Stock") and which shares shall be divided into two classes, consisting of One Million Three Hundred Thousand (1,300,000) shares of Class A Common Stock (hereinafter referred to as "Class A Common Stock") and One Hundred Thousand (100,000) shares of Class B Common Stock (hereinafter referred to as "Class B Common Stock"); and

                                    (b) Two Hundred Thousand (200,000) shares of
                           Preferred   Stock,   par   value   $.01   per   share
                           (hereinafter referred to as "Preferred Stock")."

               3. The foregoing Amendment to the Certificate was duly adopted in accordance with Section 242 of the General Corporation Law of Delaware.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this 29th day of September, 1998.





                          BUILDING MATERIALS CORPORATION OF AMERICA


                                      By:  _/s/ Richard A. Weinberg
                                           RICHARD A.  WEINBERG
                                           Executive  Vice  President,
                                             General Counsel & Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                    BUILDING MATERIALS CORPORATION OF AMERICA

                         CERTIFICATE OF DESIGNATIONS OF
                   SERIES A CUMULATIVE REDEEMABLE CONVERTIBLE
                   PREFERRED STOCK, PAR VALUE $ .01 PER SHARE

                  Adopted in accordance with the provisions of
                   Section 242 of the General Corporation Law
                            of the State of Delaware

It is hereby certified that:

               FIRST: The name of the Corporation (hereinafter called the "Corporation") is Building Materials Corporation of America.

               SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 31, 1994. The Corporation was formerly known as GAF Newco Inc.

         THIRD: The Certificate of Designations of Series A Cumulative Redeemable Convertible Preferred Stock, par value $ .01 per share (the "Certificate of Designations") of the Corporation was filed with the Secretary of State of the State of Delaware on August 27, 1996.

               FOURTH: Section 1 of the Certificate of Designations is hereby amended to read in its entirety as follows:

               "1. Designation. The Preferred Stock created and authorized hereby shall be designated as the "Series A Cumulative Redeemable Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be Two Hundred Thousand (200,000). The liquidation preference of the Series A Preferred Stock shall be $100.00 per share (the "Liquidation Preference")."

         FIFTH: Written consent to the adoption of this amendment to the Certificate of Designations has been given in accordance with Section 228 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by a duly authorized officer thereof on this 29th day of September 1998.


                           /s/  Richard A. Weinberg
                           RICHARD A. WEINBERG
                           Executive Vice President, General Counsel & Secretary